UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

JOHN H. HARLAND COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-06352	58-0278260
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2939 Miller Road	Decatur, Georgia	30035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 981-9460

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On April 21, 2005, Timothy C. Tuff, the Chairman and Chief Executive Officer of John H. Harland Company (the “Company”), entered into an employment letter agreement with the Company (the “2005 Employment Letter Agreement”), which supersedes and replaces an employment letter agreement effective in January 2002 (the “2002 Employment Letter Agreement”). Under the 2005 Employment Letter Agreement, which has a term of five years ending on December 31, 2009, Mr. Tuff will receive an annual base salary of $750,000 effective as of January 1, 2005 (including a lump-sum make-up payment for the period between January 1, 2005 and April 21, 2005 equal to the difference between his pro rated base salary and the base salary actually paid to such date). This base salary is reviewable annually and may be increased, but may not be decreased except with Mr. Tuff’s consent or to the extent the Company demonstrates that such reduction was based on his failure to reasonably perform his duties and responsibilities under the circumstances (subject to a cure period).

     Under the 2005 Employment Letter Agreement, Mr. Tuff will also be eligible to receive an annual bonus pursuant to the Company’s Senior Management Incentive Plan. For each year during the term of the 2005 Employment Letter Agreement, Mr. Tuff’s target bonus opportunity will be 80% of his base salary (for the year to which the bonus relates) with a maximum bonus of 160% of his base salary. In addition, effective as of April 21, 2005, the Company granted Mr. Tuff options to purchase 500,000 shares of its Common Stock. Such options have an exercise price of $37.59 and will vest at the rate of 20% per year from December 1, 2005 and have a life of 10 years. Such option grant will vest 100% upon the first to occur of the following: (i) December 1, 2009 provided Mr. Tuff remains continuously employed by the Company in a senior executive capacity through such date; (ii) the occurrence of a Change in Control (as defined below) on or before December 1, 2009 and while he is employed as a senior executive officer; (iii) the date Mr. Tuff is terminated by the Company without Cause (as defined in the 2005 Noncompete Agreement); (iv) the date he terminates his employment with the Company for Good Reason (as defined in the 2005 Noncompete Agreement); or (v) the date his employment with the Company terminates by reason of his death or disability (as defined therein). If Mr. Tuff terminates employment as a senior executive officer of the Company for any reason other than as described in the immediately preceding sentence on or before December 1, 2009, the non-vested portion of the option will be forfeited.

     Finally, the Company’s Governance Committee (the “Committee”) will annually review Mr. Tuff’s overall compensation in view of competitive market conditions, the Company’s performance and Mr. Tuff’s performance and intends to provide additional long-term compensation opportunities with a value as of the grant date in the range of $400,000 to $600,000 per year. Such additional long-term compensation opportunities may be made in the form of restricted stock, performance share grants or cash, or a combination of the three; provided, however, that such grant will be designed to defer payment of compensation or transfer of stock to Mr. Tuff not later than the third anniversary of the grant date, or if sooner, December 31, 2009, and provided further, that such awards will vest 100% upon (i) the occurrence of a Change in Control (as defined in the Option Agreement); (ii) the Company’s termination of his employment with the Company without Cause; (iii) his termination of employment with the Company for Good Reason; or (iv) the termination of his employment with the Company by reason of death or disability (as defined in the Option Agreement) on or before December 31, 2009.

     Concurrently with entering into the 2005 Employment Letter Agreement, Mr. Tuff entered into a Noncompete and Termination Agreement, dated as of January 1, 2005 (the “2005 Noncompete Agreement”), which supersedes and cancels an agreement effective in January 2002 (the “2002 Noncompete Agreement”). Under the 2005 Noncompete Agreement, Mr. Tuff has agreed not to compete with the Company in its printed products, software and information management products and services businesses for a two-year period following termination of employment. If, within one year after a Change in Control (as defined therein) of the Company (but before December 31, 2009), Mr. Tuff resigns as an employee for any reason, or the Company terminates his employment without Cause (as defined therein), the Company will pay to Mr. Tuff a lump sum payment equal to the lesser of 2.99 times the highest compensation paid in any single year preceding the date of termination or the maximum payment which the Company can make to him without triggering federal excise tax liability. Mr. Tuff will not be entitled to such severance pay if he resigns or the Company terminates his employment without Cause after December 31, 2009. Also, after a Change in Control, if Mr. Tuff resigns for Good Reason (as defined therein), he will be entitled to such severance pay under certain circumstances. In addition, if (i) the Company terminates Mr. Tuff’s employment without Cause before December 31, 2009; or (ii) Mr. Tuff resigns as an employee of the Company for Good Reason on or before December 31, 2009, then, absent a Change in Control within one year prior to such termination, Mr. Tuff will be entitled to receive two times his base salary at the rate in effect at the time of the effective date of his termination or resignation, plus a pro rata portion of any bonus which otherwise would have been earned for the calendar year in which his employment is terminated. This agreement is for a fixed term ending on December 31, 2009.

     Also concurrently with entering into the 2005 Employment Letter Agreement, Mr. Tuff and the Company entered into a Supplemental Retirement Agreement, dated as of January 1, 2005 (the “2005 SERP Agreement”), to govern compensation deferred subsequent to December 31, 2004. Under the 2005 SERP Agreement, Mr. Tuff will be eligible to receive from the Company or its successor a supplemental retirement benefit in the amount set forth in the table below (provided he remains continuously employed with the Company in the capacity of Chairman, Chief Executive or other senior executive officer until he terminates employment):

	Reason for Termination

	A	B	C	D

	Resignation by the		Termination for
	Executive for any		Death, Disability,
	Reason other than		by the Company
	for a reason		Without Cause, by
	described in	Retirement for	Executive for Good
	Columns	Non-Business	Reason or after a	Termination by the
Date of Termination	B, C or D	Reasons	Change in Control	Company for Cause

December 31, 2005	$ 0	$ 166,491	$ 832,457	$0
December 31, 2006	$ 0	$ 424,943	$1,062,357	$0
December 31, 2007	$ 460,069	$ 828,953	$1,381,588	$0
December 31, 2008	$1,146,459	$1,375,889	$1,719,861	$0
December 31, 2009	$2,121,532	$2,121,532	$2,121,532	$0

     If Mr. Tuff terminates employment on a date other than December 31, his benefit will be determined on a directly proportional basis using straight-line interpolation between the benefit on the immediately preceding and immediately following December 31. Mr. Tuff will not be entitled to any benefit if he is terminated by the Company with Cause or he terminates his employment before December 31, 2007 for any reason other than death, disability, termination by the Company without Cause (as defined in the 2005 Noncompete Agreement), termination by Mr. Tuff for Good Reason (as defined in the 2005 Noncompete Agreement), Retirement for Non-Business Reasons (as defined therein) or a Change in Control (as defined in the 2005 Noncompete Agreement).

Item 1.02.  Termination of a Material Definitive Agreement

     As referenced above, effective April 21, 2005 and concurrently with the entry into the 2005 Employment Letter Agreement, the 2002 Employment Letter Agreement was superseded and terminated. The 2002 Employment Letter Agreement had an expiration date of February 16, 2006 and provided for an annual base salary for Mr. Tuff of $650,000, reviewable annually, as well as an annual bonus pursuant to the Company’s Senior Management Incentive Plan.

In addition, concurrently with the entry into the 2005 Noncompete Agreement, the 2002 Noncompete Agreement was superseded and terminated. Under the 2002 Noncompete Agreement, Mr. Tuff agreed not to compete with the Company in its printed products, software and information management products and services businesses for a three-year period following termination of employment, except involuntary termination by the Company for other than good cause (as defined therein) or his resignation for good reason (as defined therein). Under this agreement, if within one year after a change in control of the Company (as defined therein) Mr. Tuff’s employment was terminated without good cause or he resigned, or if within two years after a change in control good reason existed for him to resign, he would have received a lump sum payment equal to the lesser of three times the highest compensation paid in any single year preceding the date of termination or the maximum payment which the Company could make to him without triggering federal excise tax liability. In the event of a termination of employment by the Company without good cause or a resignation for good reason in the absence of a change in control, Mr. Tuff was to receive salary continuation for 24 months, plus a pro rata portion of any bonus which otherwise would have been earned for the calendar year in which his employment is terminated. This agreement was for a fixed term ending February 16, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOHN H. HARLAND COMPANY
(Registrant)

Date: April 26, 2005

	By:	/s/ John C. Walters

John C. Walters Senior Vice President